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EXHIBIT 99

American Country Holdings Inc.
Audit Committee

CHARTER

Status

    The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (i) the integrity of the financial statements of the Company, including the adequacy of the internal financial controls, (ii) compliance by the Company with legal and regulatory requirements, and (iii) the independence and performance of the Company's auditors.

Membership

    The Audit Committee will consist of three or more directors all of whom in the judgment of the Board of Directors will be independent. Each member will in the judgment of the Board of Directors have the ability to read and understand the Company's basic financial statements or will, at the time of appointment, undertake training for that purpose. At least one member of the Audit Committee will, in the judgment of the Board of Directors, have accounting or financial management expertise. The Audit Committee will annually appoint a chairman.

Responsibilities

1.
Review with members of the public accounting firm selected as outside auditors for the Company the scope of the prospective audit, the estimated fees therefor and such other matters pertaining to such audit as the Audit Committee may deem appropriate; receive copies of the annual comments from the outside auditors on accounting procedures and systems of control; and review with them any questions, comments or suggestions they may have relating to the internal controls, accounting practices or procedures of the Company or its subsidiaries.

2.
Review, at least annually, the then current and future programs of the Company's accounting staff, including the procedure for assuring implementation of accepted recommendations made by the auditors.

3.
Make or cause to be made, from time to time, such other examinations or reviews as the Audit Committee may deem advisable with respect to the adequacy of the systems of internal controls and accounting practices of the Company and its subsidiaries and with respect to current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

4.
Recommend annually, for approval by the Board of Directors, the public accounting firm to be outside auditors for the Company and set their compensation.

5.
Review with management and the public accounting firm selected as outside auditors for the Company the annual and quarterly financial statements of the Company and any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Form 10K or 10Q with the Securities and Exchange Commission; such review to include the items required by SAS 61 as in effect at that time in the case of the annual statements and SAS 71 as in effect at that time in the case of the quarterly statements.

6.
Receive from the outside auditors the report required by Independence Standards Board Standard No. 1 as in effect at that time and discuss it with the outside auditors.

7.
Review through reports from management, legal counsel and other third parties, (i) the status of compliance with laws, regulations, and internal procedures, (ii) contingent liabilities and risks that may be material to the Company, (iii) the scope and status of systems designed to assure Company compliance with laws, regulations and internal procedures, and (iv) major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.

8.
Review on an annual basis with the Company's independent actuaries the adequacy of the Company's reserves.

Meetings

    The Audit Committee will meet four (4) times each year and at such other times as it deems necessary to fulfill its responsibilities.

Report

    The Audit Committee will prepare a report each year concerning its compliance with this charter for inclusion in the Company's proxy statement relating to the election of directors.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

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American Country Holdings Inc. Audit Committee
CHARTER